UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TELUS International (Cda) Inc.

(Exact Name of Registrant as Specified in its Charter)

Province of British Columbia	98-1362229
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Floor 7, 510 West Georgia Street Vancouver, BC V6B 0M3 (604) 695-3455
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Subordinate voting shares, no par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-251993

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

TELUS International (Cda) Inc. (the “Registrant”) hereby incorporates by reference the description of its subordinate voting shares, to be registered hereunder, under the heading “Description of Share Capital”, in the Registrant’s Registration Statement on Form F-1 (File No. 333-251993), as originally filed with the Securities and Exchange Commission (the “Commission”) on January 8, 2021, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TELUS International (Cda) Inc.

	By:	/s/ Vanessa Kanu
	Name:	Vanessa Kanu
	Title:	Chief Financial Officer

Date: February 1, 2021

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